EXHIBIT 10.2

SECOND AMENDMENT

TO AMENDED AND RESTATED

EXECUTIVE SALARY CONTINUATION

AGREEMENT

THIS SECOND AMENDMENT, made and entered into this 19th day of September, 2024, by and between Peoples Bank, a Bank organized and existing under the laws of the State of North Carolina, hereinafter referred to as “the Bank”, and William D. Cable, Sr., a Key Employee and Executive of the Bank, hereinafter referred to as “the Executive”.

W I T N E S S E T H:

WHEREAS, the Bank and the Executive previously entered into an Amended and Restated Executive Salary Continuation Agreement dated the 18th day of December, 2008 between Peoples Bank and William D. Cable, Sr., that provided for the payment of certain benefits (the “2008 Agreement”); and

WHEREAS, the Bank and the Executive thereafter entered into that certain First Amendment to Amended and Restated Executive Salary Continuation Agreement dated the 16th day of February, 2018 (the “First Amendment”), in order to increase the benefit provided, to amend the Index Benefit provisions of the 2008 Agreement, and to make certain other clarifying changes; and

WHEREAS, in light of the Executive’s increased duties as the incoming President and Chief Executive Officer of the Bank and its parent, Peoples Bancorp of North Carolina, Inc. (the “Company”), and his dedicated service to the Bank and to the Company, the Bank and the Executive desire to amend the 2008 Agreement as previously amended by the First Amendment in order to increase the benefit provided to the Executive hereunder.

NOW, THEREFORE the 2008 Agreement, as previously amended by the First Amendment, is hereby further amended as follows, effective September 19, 2024:

1. Subparagraph III.A., as previously amended by the First Amendment, is hereby amended by deleting that subparagraph in its entirety, and replacing it with a new Subparagraph III.A. to read as follows:

A.	Retirement Benefits:

Should the Executive continue to be employed by the Bank until “Normal Retirement Age” defined in Subparagraph I(J), the Executive shall be entitled to receive an annual benefit equal to the sum of the amounts set forth in Exhibits A-1, A-1A, and A-1B in equal monthly installments [1/12th of the annual benefit for a period of thirteen (13) years]. Said payments to commence thirty (30) days following the Executive’s Retirement Date. Upon completion of the aforestated payments and commencing the next month subsequent thereto, the Index Retirement Benefit [Subparagraph I(F)] shall be paid to the Executive until his death at which time said benefit shall cease.

2. Subparagraph III.B., as previously amended by the First Amendment, is hereby amended by deleting that subparagraph in its entirety, and replacing it with a new Subparagraph III.B. to read as follows:

B.	Early Retirement Benefits:

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Subject to Subparagraph III(F), should the Executive elect Early Retirement or be discharged without cause by the Bank subsequent to the Early Retirement Date [Subparagraph I(D)], the Executive shall be entitled to receive a reduced annual benefit amount as set forth in Exhibit A-2, based on the Executive’s age at Early Retirement. Said payments to commence thirty (30) days following the Executive’s Early Retirement Date. Such payments shall be made in equal monthly installments [1/12th of the annual benefit for a period of thirteen (13) years]. Upon completion of the aforestated payments and commencing the next month subsequent thereto, the Executive shall be entitled to receive a reduced Index Retirement Benefit [Subparagraph I(F)] amount as set forth in Exhibit A-2, based on the Executive’s age at Early Retirement, which benefit shall be paid to the Executive until his death at which time said benefit shall cease. For the avoidance of doubt, when Early Retirement occurs prior to age sixty-five (65), the reduced annual benefit as set forth in Exhibit A-2, based on the Executive’s age at Early Retirement, will apply to the age sixty-six (66) benefit listed on Exhibit A-1, to the age sixty-six benefit listed on Exhibit A-1A, to the age sixty-six benefit listed on Exhibit A-1B, and to the Index Retirement Benefit listed on Exhibit A-3.

3. Subparagraph III.C., as previously amended by the First Amendment, is hereby amended by deleting the last two sentences of that subparagraph and the related vesting schedules, and replacing them with the following:

The vesting schedule for the Exhibit A-1 portion of the Termination of Service benefit is as follows:

Years Employed Since Effective Date of Plan	Percentage That Vests in That Year
1	30.0%
2-5	17.5%

The vesting schedule for the Exhibit A-1A portion and for the Exhibit A-1B portion of the Termination of Service benefit is as follows:

Years Employed Since Date of Award of Increased Benefit	Percentage That Vests in That Year
1-3	33.33%

4. A new Exhibit A-1B is hereby added to the 2008 Agreement as previously amended by the First Amendment, such Exhibit A-1B to be inserted immediately following Exhibit A-1A, to read as follows:

Exhibit A-1B For William D. Cable, Sr.
End of Year Age	Benefit Amount
65	$18,064
66	$36,128
67	$36,128
68	$36,128
69	$36,128
70	$36,128
71	$36,128
72	$36,128
73	$36,128
74	$36,128
75	$36,128
76	$36,128
77	$36,128
78	$18,064

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5. Exhibit A-3, as previously added to the 2008 Agreement by the First Amendment, is hereby amended by deleting that Exhibit in its entirety and replacing it with a new Exhibit A-3 immediately following Exhibit A-2, to read as follows:

Exhibit A-3 For William D. Cable, Sr.
End of Year Age	Benefit Amount1
78	$23,500
79	$23,500
80	$23,500
81	$23,500
82	$23,500
83	$23,500
84	$23,500

            In all other respects, the 2008 Agreement as amended by the First Amendment shall remain in full force and effect without modification.

            IN WITNESS WHEREOF, this Second Amendment has been executed this 19th day of September, 2024.

PEOPLES BANK

By:	/s/ Jeffrey N. Hooper
Title:	Executive Vice President and Chief Financial Officer

EXECUTIVE

/s/ William D. Cable, Sr.
William D. Cable, Sr.

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